As filed with the Securities and Exchange Commission on July 3, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRAND AND SERVICES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	26-0197158
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

401 East Las Olas Boulevard, Suite 1220
Fort Lauderdale, Florida 33301
(954) 713-1190
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas E. Aucamp, President
401 East Las Olas Boulevard, Suite 1220
Fort Lauderdale, Florida 33301
(954) 713-1190

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000 Fax No.: (212) 983-3115	William Haddad, Esq. DLA Piper LLP 1251 Avenue of the Americas New York, New York 10020 (212) 335-4902 Fax No.: (212) 335-4501

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of two shares of Common Stock, $.0001 par value, and one Warrant(2)	11,500,000 Units	$16.00	$184,000,000	$5,648.80
Shares of Common Stock included as part of the Units(2)	23,000,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	11,500,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	11,500,000 Shares	$6.00	$69,000,000	$2,118.30
Total			$253,000,000	$7,767.10
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,500,000 Units and 3,000,000 shares of Common Stock and 1,500,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus

Subject To Completion, Dated July 3, 2007

$160,000,000

Brand and Services Acquisition Corp.

10,000,000 units

Brand and Services Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry although we initially intend to focus our search for target businesses on branded and service businesses. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $16.00 and consists of:

•    two shares of our common stock; and

•    one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or                     , 2008 [one year from the date of this prospectus], and will expire on                     , 2011 [four years from the date of this prospectus], or earlier upon redemption.

Our existing stockholders have agreed to purchase, in a private placement that will occur immediately prior to this offering, 3,200,000 warrants, or founder warrants, at a purchase price of $1.00 per warrant. All such founder warrants will be identical to the warrants offered in this offering, except that, (i) the founder warrants may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (ii) the founder warrants will not be redeemable by us so long as they are held by the purchasers or their affiliates and (iii) subject to certain limited exceptions set forth in the section of this prospectus entitled ‘‘Pre-Offering Private Placement,’’ none of the founder warrants will be transferable or salable until the consummation of a business combination. The private placement will result in an aggregate of $3,200,000 in net proceeds to us.

We have granted ThinkEquity Partners LLC, the representative of the underwriters, a 45-day option to purchase up to 1,500,000 additional units solely to cover over-allotments, if any (over and above the 10,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol [        ] on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols [        ] and [        ], respectively.

Investing in our securities involves a high degree of risk. See ‘‘Risk Factors’’ beginning on page 16 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$16.00	$160,000,000
Underwriting discounts and commissions(1)	$0.16	$1,600,000
Total	$15.84	$158,400,000

(1)	No discount or commissions are payable with respect to the founder warrants purchased in the private placement.

Of the proceeds we receive from this offering and the private placement as described in this prospectus, approximately $16.00 per unit, or $160,000,000 in the aggregate ($183,760,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The trust account will also include $3,200,000 of net proceeds from the private placement in which our existing stockholders purchased 3,200,000 founder warrants.

We are offering the units for sale on a firm-commitment basis. ThinkEquity Partners LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                        , 2007.

ThinkEquity Partners LLC

The date of this prospectus is                     , 2007

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until [                        ], 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under ‘‘Risk Factors’’ and our financial statements and the related notes included in this prospectus, before investing. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. Unless otherwise stated in this prospectus:

•	references to ‘‘we,’’ ‘‘us’’ or ‘‘our company’’ refer to Brand and Services Acquisition Corp.;

•	the term ‘‘business combination’’ refers to an acquisition through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination of one or more operating businesses ;

•	the term ‘‘target business’’ refers to one or more operating businesses;

•	the term ‘‘existing stockholders’’ refers to the persons and entities that held shares of our common stock immediately prior to the date of this offering;

•	the term ‘‘public stockholders’’ refers to the holders of shares of our common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders, to the extent that they purchase or acquire securities in this offering or in the aftermarket;

•	the term ‘‘private placement’’ refers to the purchase by our existing stockholders in a private placement that will occur immediately prior to this offering, of an aggregate of 3,200,000 warrants, at a purchase prize of $1.00 per warrant, to purchase an aggregate of 3,200,000 shares of our common stock ;

•	the term ‘‘founder warrants’’ refers to the 3,200,000 warrants, at a price of $1.00 per warrant, to purchase an aggregate of 3,200,000 shares of our common stock being purchased by our existing stockholders in the private placement.

In addition, unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a blank check company organized under the laws of the State of Delaware on February 14, 2007. We were formed with the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry although we initially intend to focus our search for target businesses on branded and service businesses. We are not currently considering or contemplating any specific business combination and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination. None of our officers or directors has had any communications or discussions with potential contacts or relationships regarding a potential business combination. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. Our management team is aware of the restrictions that apply to the identification of, and negotiations and agreements with, prospective target businesses and the disclosure required when there is an agreement pertaining to an acquisition or an acquisition is probable. To date, our efforts have been limited to organizational activities.

Given the experience of our management, we expect that our principal target business will be a service business or a company with strong brand characteristics. Within this context, we expect to seek companies displaying one or more of the following characteristics:

•	Recurring revenue, which is revenue that typically is generated from customers on a regular basis as a result of, among other things, contractual obligations or due to the customers’ need of, and payment for, a particular service at regular intervals;

•	Stable cash flow, which is cash flow that does not fluctuate dramatically from fiscal period to period;

•	Recognizable brand name or company culture that attracts a strong customer following or loyalty; and

•	Opportunities for organic and acquisition growth.

We believe that these characteristics provide the best platform through which to drive incremental revenue sources or extract increased profitability from the base business.

Steven R. Berrard, Thomas C. Byrne and Thomas E. Aucamp, each of whom is a member of our board of directors, were also officers (except for Mr. Byrne) and directors of Services Acquisition Corp. International, a blank check company formed in January 2005 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Services Acquisition Corp. International completed its initial public offering in July 2005 and raised gross proceeds of $138,00,000 at an offering price of $8.00 per unit. In November 2006, Services Acquisition Corp. International consummated a business combination with Jamba Juice Company, a retailer of premium quality blended-to-order fruit smoothies, squeezed-to-order juices, blended beverages and healthy snacks, and changed its name to Jamba, Inc. Jamba, Inc.’s units, common stock and warrants are listed on the Nasdaq Global Market under the symbols JMBAU, JMBA and JMBAW, respectively.

We will have until             , 2009 [twenty four months from the date of this prospectus] to consummate a business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease by operation of corporate law (except for the purposes of winding up our affairs and liquidating). Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

The target business or businesses that we acquire may collectively have a fair market value substantially in excess of 80% of our net assets at the time of our business combination. In order to consummate our initial business combination, we may issue a significant amount of our debt or equity securities to the sellers of the target business, seek to raise additional funds through a private offering of debt or equity securities and/or obtain financing from other sources. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our stockholders prior to the business combination could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any arrangement to issue our debt or equity securities and have no current intention of doing so prior to taking into consideration a specific business combination.

Our offices are located at 401 East Las Olas Boulevard, Suite 1220, Fort Lauderdale, Florida 33301 and our telephone number is (954) 713-1190.

Pre-Offering Private Placement

Our existing stockholders have agreed to purchase in a private placement that will occur immediately prior to this offering, 3,200,000 warrants, or founder warrants, at a purchase price of $1.00 per warrant. In the absence of an active trading market for our securities, the $1.00 purchase price for the founder warrants was determined jointly by the underwriters and us after reviewing and discussing comparable transactions. No other financial or quantitative analyses were used in determining the purchase price. All such founder warrants will be identical to the warrants offered in this offering, except that, (i) the founder warrants may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (ii) the founder warrants will not be redeemable by us so long as they are held by the purchasers or their affiliates and (iii) none of the founder warrants will be transferable or salable until after the consummation of a business combination, except for transfers to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, which will be subject to the same transfer restrictions until after we complete a business combination. The purchase price of these founder warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. The private placement will result in an aggregate of $3,200,000 in proceeds to us.

The founders’ warrants will not be transferable (except in limited circumstances discussed above) or salable by the founders until we complete a business combination, and will be non-redeemable so long as the founder or the transferee holds such warrants. The founders’ warrants and the underlying shares of common stock will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus to enable their resale commencing on the date such warrants become exercisable. We have elected to make the founders’ warrants non-redeemable in order to provide the founders a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until the consummation of a business combination. With those exceptions, the founders’ warrants have terms and provisions that are substantially identical to those of the warrants being sold as part of the units in this offering.

The Offering

Securities offered:	10,000,000 units, at $16.00 per unit, each unit consisting of:

•	two shares of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants:	The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately 10 trading days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full.In no event will ThinkEquity Partners LLC allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the underwriters’ over-allotment option has either expired or been exercised. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an additional Current Report on Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website at http://www.sec.gov after the filing.

The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.

Common stock:

Number outstanding before this offering	5,750,000 shares(1)
Number to be outstanding after this offering	25,000,000 shares(2)
Warrants:
Number outstanding before this offering and the private placement	0 warrants
Number to be outstanding after this offering and the private placement	13,200,000 warrants(2)(3)

Exercisability	Each warrant is exercisable for one share of common stock

Exercise price	$6.00

Exercise period	The warrants will become exercisable on the later of:

•	the completion of an initial business combination with a target business; or

•	[ ], 2008 [one year from the date of this prospectus].

However, the warrants will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed.

All warrants will expire at 5:00 p.m., New York City time, on [ ], 2011 [four years from the date of this prospectus], or earlier upon redemption.

Redemption:	Once the warrants become exercisable (which will occur only if a registration statement relating to the common

(1)	Includes 750,000 shares of common stock that are subject to forfeiture by our existing stockholders to the extent the underwriters’ over-allotment option is not exercised, so that, upon such forfeiture, our existing stockholders will own 20% of the issued and outstanding shares of the common stock. See ‘‘Principal Stockholders.’’
(2)	Assumes the underwriters’ over-allotment option has not been exercised and an aggregate of 750,000 shares of common stock have been forfeited by our existing stockholders.
(3)	Includes 3,200,000 founder warrants to be sold to our existing stockholders in the private placement.

stock issuable upon exercise of the warrants is effective and current), we may redeem the outstanding warrants other than the founder warrants at any time beginning one year after the completion of an initial business combination:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, after the expiration of one year after the completion of a business combination, the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established the last condition to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the $11.50 trigger price for redemption or the warrant exercise price after the redemption call is made.

The founder warrants are non-redeemable so long as such founder warrants are held by the original purchasers or their affiliates.

Private placement of founder warrants to existing stockholders:	Our existing stockholders have agreed to purchase from us, in a private placement that will occur immediately prior to this offering, an aggregate of 3,200,000 founder warrants, at a price of $1.00 per warrant, exercisable into common stock at a per-share price of $6.00. In the absence of an active trading market for our securities, the $1.00 purchase price for the founder warrants was determined jointly by the underwriters and us after reviewing and discussing comparable transactions. No other financial or quantitative analyses were used in determining the purchase price. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public stockholders. All such founder warrants will be identical to the warrants offered in this offering, except that, (i) the founder warrants may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (ii) the founder warrants will not be redeemable by us so long as they are held by the purchasers or their affiliates and (iii) none of the founder warrants will be transferable or salable until after the consummation of a business combination except for transfers to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, which will be subject to the same transfer restrictions until after we complete a business combination.

The founder warrants, unlike the warrants included in the units being offered in this offering, may be exercised on a cashless basis. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the ‘‘value’’ to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of exercise. The ‘‘value’’ will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of exercise by the warrant holders.

In addition, commencing on the date following consummation of a business combination, the founder warrants, and the shares of common stock underlying the founder warrants, are entitled to registration rights pursuant to the founder warrant purchase agreement to be entered into on or before the date of this prospectus in connection with the private placement.

With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants included in the units offered pursuant to this prospectus.

Limited payments to insiders:	There will be no fees or other cash payments paid to our existing stockholders or our officers and directors prior to or in connection with a business combination other than:

•	repayment of a $200,000 non-interest bearing loan made by our existing stockholders to cover formation and offering expenses to be repaid upon closing of the offering;

•	payment of up to $7,500 per month to one of our existing stockholders for office space and administrative services; and

•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations.

There is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which may include persons who seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Proposed American Stock Exchange symbols for our:

Units	[ ]
Common stock	[ ]
Warrants	[ ]

Offering and private placement proceeds to be held in the trust account:	$160,000,000 of the proceeds of this offering and the private placement (or $183,760,000, if the over-allotment option is exercised in full), or approximately $16.00 per unit, will be placed in a trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus.The trust account will also include $3,200,000 in net proceeds from the private placement of founder warrants. Except as set forth below, these proceeds will not be released until the earlier of the completion of our initial business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available to pay any deferred expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. We believe that the inclusion in the trust account of the proceeds from the private placement is a benefit to our stockholders because additional proceeds will be available for distribution to investors if we liquidate our trust account as part of our dissolution and prior to our completing an initial business combination.

Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $1,300,000 (net of taxes payable on such interest) to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations, including Delaware franchise taxes. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the $950,000 of net proceeds of this offering not held in the trust account.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, after the consummation of a business combination, the proceeds from the exercise of the warrants will be paid directly to us and not placed in the trust account.

Condition to consummating our initial business combination:	Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of our net assets at the time of such business combination.

Amended and Restated Certificate of Incorporation:	As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until , 2009 [twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by , 2009 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination. The proposal to approve the business combination requires the number of public shareholders who exercise their conversion rights to be less than 29.99% of the aggregate number of the units sold in this offering (unlike the conversion threshold of 19.99% required in a traditional blank check company structure).

Stockholders must approve business combination:	Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning 30% or more of the shares sold in this offering do not vote against the business combination and exercise their conversion rights as described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 29.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward. This conversion threshold is different from the traditional blank check company structure and makes it more likely the business combination will be approved. We have agreed not to lower the conversion threshold in connection with the negotiation of a business combination.

Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below. Even if our public stockholders holding less than 30% of our shares of common stock exercise their conversion rights, we may be unable to consummate a business combination for solely cash consideration if such conversion leaves us with funds with a fair market value less than 80% of our net assets at the time of such acquisition, which amount is required as a condition to the consummation of our initial business combination. In such event, we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate.

Conversion rights for stockholders voting to reject a business combination:	Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination that is approved will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their pro rata share, net of interest that may be released to us as described above to fund our working capital requirements and pay any of our tax obligations, if the business combination is approved and consummated. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our existing stockholders will not be able to convert their shares of common stock, even shares acquired in this offering or the aftermarket, into a pro rata share of the trust account under these circumstances.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $8.00 per share.

Liquidation if no business combination:	As described above, if we have not consummated a business combination by , 2009 [twenty four months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders (including our existing stockholders to the extent they have purchased shares in this offering or in the aftermarket) the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.

We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $8.00, plus interest then held in the trust account, for the following reasons:

•	Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•	While we will seek to have all significant vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Our existing stockholders have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of significant vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. As a result, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $8.00 per share plus interest (net of taxes) then held in the trust account. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. Furthermore, our existing stockholders will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business).

We anticipate the distribution of the funds in the trust account to our public stockholders will occur by , 2009 [10 business days from the date our corporate existence ceases]. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our existing stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek or accept repayment for such expenses.

Escrow of existing stockholders’ initial shares and founder warrants:	On the date of this prospectus, our existing stockholders will place the shares and warrants they own before the completion of this offering, including the founder warrants purchased in the private placement, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. These shares and warrants will not be transferable during the escrow period (as defined below), except for transfers to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity. Any shares or warrants held by these transferees would remain subject to the escrow agreement. The shares will not be released from escrow until one year following our initial business combination, and the founder warrants will not be released from escrow until the consummation of our initial business combination, which we refer to as the escrow period, unless we were to complete a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk Factors’’ beginning on page 16 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 15, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital/(deficiency)	$(1,498)	$160,973,502
Total assets	$250,000	$160,973,502
Total liabilities	$226,498	$—
Value of common stock which may be converted for cash ($8.00 per share)	$—	$47,999,984
Stockholders’ equity	$23,502	$112,973,518

(1)	The ‘‘as adjusted’’ information gives effect to the sale of the units in this offering and the founder warrants being sold in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.

The working capital excludes $25,000 of costs related to this offering and the founder warrants being sold in the private placement which were paid prior to June 15, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the ‘‘as adjusted’’ column.

The working capital (as adjusted) and total assets (as adjusted) amounts include the $160,000,000 being held in the trust account, which will be distributed on completion of our initial business combination (i) to any public stockholders who exercise their conversion rights, and (ii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights. All such proceeds will be distributed from the trust account only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will liquidate the trust account and the proceeds held in the trust account, including all interest thereon, net of (i) up to $1,300,000 of interest income (net of taxes payable on such interest) that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. This conversion threshold is different from the traditional blank check company structure and makes it more likely the business combination will be approved. We have agreed not to lower the conversion threshold in connection with the negotiation of a business combination. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the shares sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 5,999,999 of the 20,000,000 shares included in the units sold in this offering at an initial per-share conversion price of approximately $8.00 (for a total of approximately $47,999,984). The actual per-share conversion price will be equal to:

•	the aggregate amount then on deposit in the trust account, including accrued interest after distribution of interest income and deduction for taxes payable on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a recently formed development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, we have 24 months in which to complete a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. The foregoing requirements are set forth in Article Seventh of our amended and restated certificate of incorporation and may not be eliminated except in connection with, and upon consummation of, a business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

The terms on which we may effect a business combination can be expected to become less favorable as we approach our 24 month deadline.

Pursuant to our amended and restated certificate of incorporation, if we do not effect a business combination within 24 months after the completion of this offering, our corporate existence will cease except for the purpose of winding up our affairs and liquidating. Any entity with which we negotiate, or attempt to negotiate, a business combination, will, in all likelihood, be aware of this time limitation and can be expected to negotiate accordingly. In such event, we may not be able to reach an agreement with any proposed target business prior to such period and any agreement that is reached may be on terms less favorable to us than if we did not have the time period restriction set forth above. Additionally, as the 24 month time period draws closer, we may not have the desired amount of leverage in the event any new information comes to light after entering into an agreement with a target business.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a ‘‘blank check’’ company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled ‘‘Comparison to offerings of blank check companies’’ below.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders will be less than $8.00 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all significant vendors and service providers we engage, and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, any creditors’ claims against the trust account will take priority over those of our public stockholders and the per-share liquidation price could be less than the $8.00 per share held in our trust account, plus interest. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, our existing stockholders have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or significant vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Based on representations made to us by such existing stockholders, we currently believe that they are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. We cannot assure you that such individuals will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, our existing stockholders will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business). These indemnifying officers and directors have agreed to indemnify us for any and all claims to the extent necessary to ensure that the proceeds in the trust account are not reduced by the claims of significant vendors, service providers and prospective target businesses provided that such third parties did not execute a waiver.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $8.00 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the twenty-four month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after             , 2009 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. investors in this offering than a direct investment, if an opportunity were available, in a target business.

If the cash not held in trust is insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of these funds to engage consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to prevent a target businesses from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we may not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Based upon publicly-available information, as of July 2, 2007, approximately 110 similarly structured blank check companies have completed initial public offerings since August 2003 and numerous others have filed registration statements. Of these companies, only 25 companies have consummated a business combination, while 26 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Additionally, five companies have dissolved or recently announced that they will dissolve and distribute their assets to stockholders. Accordingly, there are approximately 80 blank check companies with approximately $7.8 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies specify industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only 25 of such companies have completed a business combination, 26 of such companies have entered into a definitive agreement for a business combination and five of such companies have dissolved or will dissolve and liquidate their assets may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $950,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on up to $1,300,000 interest being earned on the proceeds held in the trust account (net of taxes payable on such interest) to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our existing stockholders or others to operate or may be forced to liquidate. Our existing stockholders are under no obligation to advance funds in such circumstances.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 11,800,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue additional securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we finance any acquisitions through the issuance of debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

The value of your investment in us may decline if any of these events occur.

For a more complete discussion of the possible structure of a business combination, see the section below entitled ‘‘Effecting a business combination – Selection of a target business and structuring of a business combination.’’

Our existing stockholders, including our officers and directors indirectly, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of this offering, our existing stockholders will collectively own 20% of our issued and outstanding shares of common stock. In addition, our existing stockholders have also agreed to purchase an aggregate of $3,200,000 of founder warrants directly from us immediately prior to the closing of this offering at a price per warrant of $1.00. The purchase of founder warrants, together with any other acquisitions of our shares (or warrants which are subsequently exercised), could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

In addition, our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our ‘‘staggered’’ board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

Our ability to successfully effect a business combination and to be successful afterward will be totally dependent upon the efforts of our officers and directors, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also likely that our current officers and directors will resign upon the consummation of a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our officers and directors. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect several of our officers and directors to remain associated with us following a business combination, it is unlikely that our current management will be able to remain with the combined company after the consummation of a business combination. Thus, we will likely employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because all of our officers and directors currently indirectly own shares of our common stock that will not participate in liquidating distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors indirectly own shares of our common stock. None of these persons will have the right to receive distributions from the funds held in the trust account with respect to shares of our common stock acquired by them prior to the completion of this offering upon our dissolution and liquidation in the event we fail to complete a business combination and they would lose their entire investment in us were this to occur. Therefore, the personal and financial interests of our officers and directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. This may result in a conflict of interest when determining whether the terms, conditions, and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled ‘‘Management — Conflicts of Interest.’’ We cannot assure you that these conflicts will be resolved in our favor.

Our officers, directors and their affiliates currently are, and may in the future become affiliated with entities engaged in business activities that are, similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Many of our officers and directors currently are, and may in the future become affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our officers and directors may become involved with subsequent blank check companies similar to our company. Each of Steven R. Berrard, the vice chairman of our board of directors, Thomas C. Byrne, a member of our board of directors, and Thomas E. Aucamp, our president, secretary and a director, has fiduciary obligations to New River Capital Partners. Each of Michael Rapoport, our chairman, and Philip Wagenheim and Clifford W. Chapman, Jr., members of our board of directors, has fiduciary duties to Broadband Capital Management LLC and its clients. In addition, such officers and directors have fiduciary obligations to those companies of which they are a member of the board of directors. Due to these existing affiliations, they may have fiduciary or contractual obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the section below entitled ‘‘Management — Conflicts of Interest.’’ We cannot assure you that these conflicts will be resolved in our favor.

Our directors’ and officers’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the business combination is consummated. These amounts are based on management’s estimates of the funds needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination and thus, there may be a conflict of interest when determining whether a particular business combination is in the public stockholders’ best interest.

If management were to negotiate to be retained by the company post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. The financial interest of our officers and directors, including any compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Certain of our current officers and directors may resign (i) upon consummation of a business combination or (ii) if they are deemed to not be ‘‘independent’’ based upon the rules of the American Stock Exchange or the Securities and Exchange Act of 1934 and we will have only limited ability to evaluate the management of the target business.

Our ability to effect a business combination will be totally dependent upon the efforts of our officers and directors. The future role of our officers and directors in the target business, however,

cannot presently be ascertained. Certain of our current officers and directors may resign (i) upon consummation of a business combination or (ii) if they are deemed to not be ‘‘independent’’ based upon the rules of the American Stock Exchange or the Securities and Exchange Act of 1934. Although it is possible that some of our officers and directors will remain associated with the target business following a business combination, it is likely that some or all of the management of the target business at the time of the business combination will remain in place. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct.

BCM Equity Partners LLC and NRC V, LLC currently own shares of our common stock which will not participate in liquidation distributions and, due to the fact that all of our current officers and directors are affiliated with BCM Equity Partners LLC or NRC V, LLC, a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

Following this offering, BCM Equity Partners LLC and NRC V, LLC will each own 10% of our issued and outstanding shares of common stock that were issued prior to this offering and each has waived its right to receive distributions with respect to all of such shares upon our liquidation if we are unable to consummate a business combination. The shares acquired prior to this offering by such existing stockholders will be worthless if we do not consummate a business combination. All of our current officers and directors are affiliated with either BCM Equity Partners LLC and NRC V, LLC and, therefore, the personal and financial interests of our officers and certain of our directors may influence their motivation in timely identifying and selecting a target acquisition and completing a business combination. Consequently, our officers and directors’ discretion in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and, as a result of such conflicts, management may choose a target acquisition that is not in the best interests of our stockholders. We cannot assure you that any such conflict will be resolved in our favor.

It is probable that our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of services.

Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products and services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses that we acquire.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, private equity firms and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may materially delay the consummation of a transaction;

•	our obligation to convert into cash the shares of common stock in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a material competitive disadvantage in successfully negotiating a business combination, particularly against a competitor that does not need stockholder approval. Because of these factors, we may not be able to successfully compete for an attractive business combination, or to effectuate any business combination within the required time periods. If we do not find a suitable target business within such time periods, we will be forced to liquidate.

A significant portion of our working capital could be expended in pursuing acquisitions that are not consummated.

We expect that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or other fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that 30% or more of our public stockholders vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

If any of the underwriters provides services to us after this offering, we may pay them fair and reasonable fees that would be determined at that time in arm’s length negotiations. Any such negotiations could result in a conflict of interest.

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such entity fair and reasonable fees that would be determined at that time in arm’s length negotiations. Any such negotiations could result in a conflict of interest.

Unlike most other blank check offerings, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of a business combination, we will offer each public stockholder (other than our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Unlike most other blank check offerings which have a 20% threshold, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

The fact that we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their conversion rights, rather than the 20% threshold of most other blank check companies, will make it more likely that the business combination will be approved, even if a significant number of shareholders do not approve the transaction.

Unlike most other blank check offerings which have a 20% conversion threshold, we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their conversion rights. As a result, this change in the conversion threshold may make it easier for us to receive stockholder approval for a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in the trust account in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account or interest income released to us to make a deposit, down payment or fund a ‘‘no-shop’’ provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the ‘‘penny stock’’ rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in ‘‘penny stocks’’ and that describe the market for these ‘‘penny stocks’’ as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a ‘‘penny stock’’ can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, aggregate proceeds we are raising, and the amount to be placed in a trust account were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business;

•	our capital structure;

•	an assessment of our management team and their experience in identifying acquisition targets and structuring acquisitions; and

•	general conditions of the securities markets at the time of the offering.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as is management’s estimate of the amount needed to fund our operations for the next 24 months as we have no operating history or financial results. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to complete a business combination and we will be forced to either find additional financing or dissolve and liquidate.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.004 per share, for their founding shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in such offering. The fact that our existing stockholders acquired their initial shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other investors in this offering will incur an immediate and substantial dilution of approximately 25.7%, or $2.05 per share (the difference between the pro forma net tangible book value per share of $5.95, and the initial offering price of $8.00 per half unit).

Our outstanding warrants may lower the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering and the private placement, as part of the units offered pursuant to this prospectus and the private placement, we will be issuing warrants to purchase an aggregate of 13,200,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could be detrimental to the market price for our securities or on our ability to obtain future public financing. If, and to the extent, these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may lower the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of the shares of common stock they acquired prior to or in this offering and the private placement at any time after the date on which their shares are released from escrow. Furthermore, they are entitled to demand the registration of the securities underlying the 3,200,000 founder warrants they are purchasing in the private placement at any time after the completion of a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 5,750,000 shares (or 5,000,000 shares if the over-allotment option is not exercised) of common stock and 3,200,000 warrants and/or up to 3,200,000 shares of common stock issued on exercise of the warrants eligible for trading in the public market. The presence of these additional securities eligible for trading in the public market may lower the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

The holders of the founder warrants purchased in the private placement may exercise their warrants even if holders of the warrants purchased in this offering may not be able to exercise their warrants.

Because the founder warrants we will sell to our existing stockholders in the private placement will be issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. The holders of the warrants purchased in this offering will not be able to exercise them unless we have an effective registration statement and a current prospectus covering the shares issuable upon their exercise. As a result, the exercise of the founder warrants issued in the private placement would have a dilutive effect on the warrants purchased in this offering and could cause the price of our common stock to drop below the exercise price of the warrants and cause the trading price of the warrants to decline or render the warrants worthless.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, the market for such warrants may be limited and such warrants may expire worthless. Notwithstanding the foregoing, the founder warrants may be exercisable for unregistered shares of common stock even if no registration statement relating to the common stock issuable upon exercise of the warrants is effective and current.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Our founders’ warrants are non-redeemable provided they are held by the initial purchasers or their permitted transferees, which could provide such purchasers the ability to realize a larger gain than our public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder;

•	if, and only if, the last sale price of the shares equals or exceeds $11.50 per share, for any 20 trading day within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

•	if there is an effective registration statement allowing for the resale of shares underlying the warrants.

As a result of the founders’ warrants not being subject to the redemption features that our publicly-held warrants are subject to, holders of the founders’ warrants, or their permitted transferees, could realize a larger gain than our public warrant holders.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a ‘‘penny stock’’ which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company;

•	reduced liquidity with respect to our securities; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

In order not to be regulated as an investment company under the Investment Company Act of 1940, or the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading ‘‘investment securities.’’ Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses. We will invest the funds in the trust account only in treasury bills issued by the United States having a maturity of 180 days or less or money market funds meeting the criteria under Rule 2a-7 under the Investment Company Act until we use them to complete a business combination. By limiting the investment of the funds to these instruments, we believe that we will not be considered an investment company under the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in these types of instruments. The trust account and the purchase of government securities or money market funds for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution, liquidation and distribution of our assets, including the proceeds held in the trust account, as part of our plan of dissolution and liquidation. If we fail to invest the proceeds as described above or if we cease to be primarily engaged in our business as set forth above (for instance, if our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time), we may be considered to be an investment company and thus be required to comply with the Investment Company Act.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•    restrictions on the nature of our investments;

•    restrictions on the issuance of securities; and

•    which may make it difficult for us to complete a business combination;

each of which may make it difficult for us to consummate a business combination. We would also become subject to burdensome regulatory requirements, including reporting, record keeping, voting, proxy and disclosure requirements and the costs of meeting these requirements would reduce the funds we have available outside the trust account to consummate a business combination.

Because we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, especially if the acquired company is in a developing country or a country that is not fully market-oriented. If we were to acquire a business that operates in such a country, our operations might not develop in the same way or at the same rate as might be expected in the United States or another country with an economy similar to the market-oriented economies of member countries which are members of the Organization for Economic Cooperation and Development.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Offering gross proceeds	$160,000,000	$184,000,000
Private placement gross proceeds	3,200,000	3,200,000
Total gross proceeds	$163,200,000	$187,200,000
Offering and private placement expenses(1)
Underwriting discount (1% of offering gross proceeds)(2)	$1,600,000	$1,840,000
Legal fees and expenses	300,000	300,000
Miscellaneous expenses	96,433	96,433
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	100,000	100,000
American Stock Exchange filing and listing fee	70,000	70,000
SEC registration fee	7,767	7,767
NASD registration fee	25,800	25,800
Total offering and private placement expenses	$2,250,000	$2,490,000
Net proceeds held in trust
Net proceeds after offering and private placement expenses	$160,950,000	$184,710,000
Net proceeds not held in trust	$950,000	$950,000
Total held in trust	$160,000,000	$183,760,000
Percentage of gross proceeds of this offering held in trust	100%	99.87%
Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)
	Amount	Percentage
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination and the preparation and filing of the related proxy statement	$300,000	13.3%
Payment to affiliate for office space and administrative and support services ($7,500 per month for up to two years)	$180,000	8.0%
Due diligence of prospective target businesses	$250,000	11.1%
Legal and accounting fees relating to SEC reporting obligations	$150,000	6.7%
Working capital to cover miscellaneous expenses(4)	$1,370,000	60.9%
Total	$2,250,000	100.0%

(1)	Approximately $ of the offering expenses, including the SEC registration fee, the NASD filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and audit fees, have been or will be paid from the funds we received from our existing stockholders described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the founder warrants.
(3)	The amount of net proceeds from this offering not held in trust will remain constant at $950,000 even if the over-allotment is exercised. In addition, up to $1,300,000 of interest income earned on the amounts held in the trust account (net of taxes payable on such interest) will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(4)	The miscellaneous fees and expenses may include, without limitation, finders fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a ‘‘no-shop’’ provision with respect to a particular business combination), D&O insurance, trustee’s fees in the amount of a $1,000 initial acceptance fee and $3,000 in annual transfer fees, registered agent fees and dissolution obligations and reserves, if any.

We intend to use the proceeds from the sale of the units to acquire one or more operating businesses.

Of the proceeds from this offering and the private placement, $160,000,000, or $183,760,000 if the underwriters’ over-allotment option is exercised in full, will be placed in a trust account at Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The funds held in the trust account will be invested only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, in order to comply with certain exemptions under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $1,300,000 (net of taxes payable on such interest) to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business. Because we do not have any specific business combination under consideration and have not (nor has anyone on our behalf) had any discussions, formal or otherwise, with respect to such a transaction, it is impossible at this time to determine specifically how we would, following a business combination, use any proceeds held in our trust account which are not used to consummate such business combination.

We have agreed to pay New River Capital Partners, LP, an affiliate of Messrs. Berrard, Byrne and Aucamp, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. This arrangement is being agreed to by New River Capital Partners, LP for our benefit and is not intended to provide any of our officers or directors with compensation in lieu of a salary. We believe that, based on rents and fees for similar services in the Fort Lauderdale metropolitan area, the fee charged by New River Capital Partners, LP is at least as favorable as we could have obtained from an unaffiliated third party. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee. Other than the $7,500 per month administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our officers, directors, existing stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, these persons will receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than independent and disinterested members of our board of directors, or a court of competent jurisdiction, if such reimbursement is challenged.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for a business combination will be approximately $950,000. In addition, interest earned on the funds held in the trust account, up to $1,300,000 (net of taxes payable on such interest), may be released to us to fund our working capital requirements.

These funds will be used by us for director and officer liability insurance premiums, due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business or as a down payment or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to keep target businesses from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a ‘‘no-shop’’ provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our existing stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

As of the date of this prospectus, each of BCM Equity Partners LLC and NRC V, LLC has advanced to us $100,000, for a total of $200,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, the NASD registration fee, American Stock Exchange application fee and legal and accounting fees and expenses. The loans for BCM Equity Partners LLC and NRCV, LLC will be payable without interest on the earlier of May 30, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

The net proceeds of this offering which are not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States ‘‘government securities,’’ defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act so that we are not deemed to be an investment company under the Investment Company Act.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable, which taxes, if any, shall be paid from the trust account) only in the event of our dissolution and liquidation upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to convert such shares to cash by exercising conversion rights in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of a business combination. After we complete a business combination, if ever, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization at June 15, 2007, and as adjusted to give effect to the sale of our units in this offering and the founder warrants in the private placement and the application of the estimated net proceeds derived from the sale of our units in this offering and the founder warrants in the private placement:

	June 15, 2007
	Actual	As Adjusted
Notes payable to existing stockholders	$200,000	$—
Total debt	$200,000	$0
Common stock, $0.0001 par value, 0 and 5,999,999 shares which are subject to possible conversion, shares at conversion value(1)	—	$47,999,984
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized; 5,750,000 shares issued and outstanding; 25,000,000 shares issued and outstanding (including 5,999,999 shares subject to possible conversion), as adjusted(2)	$575	$2,500
Additional paid-in capital	$24,425	$112,972,516
Deficit accumulated during the development stage	$(1,498)	$(1,498)
Total stockholders’ equity	$23,502	$112,973,518
Total capitalization	$223,502	$160,973,502

(1)	If we consummate a business combination, the conversion rights afforded to our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares sold in this offering (unlike traditional blank check companies where the conversion threshold is 19.99%) at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially, approximately $8.00 per share), inclusive of any interest thereon not previously released to us for working capital requirements and tax obligations, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.
(2)	Assuming no exercise of the underwriters’ over-allotment option, and after giving effect to the forfeiture of 750,000 shares by our existing stockholders as a result of the underwriters not exercising their over-allotment option.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the founder warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the founder warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At June 15, 2007, our net tangible book value was $(1,498), or approximately $(0.00) per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units we are offering by this prospectus, the deduction of underwriting discounts and estimated expenses of this offering, $3,200,000 received from the sale of the founder warrants in the private placement and forfeiture of 750,000 of our existing stockholders’ shares assuming the underwriters’ over-allotment option is not exercised, our pro forma net tangible book value at June 15, 2007 would have been $112,973,518 or $5.95 per share, representing an immediate increase in net tangible book value of $5.95 per share to the existing stockholders and an immediate dilution of $2.05 per share, or 25.7%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $48,000,000 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to an aggregate of 5,999,999 shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the founder warrants:

Public offering price per share		$8.00
Net tangible book value before this offering	$(0.0)
Increase attributable to new investors and private sales	5.95
Pro forma net tangible book value after this offering		5.95
Dilution to new investors		$2.05

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Existing stockholders	5,000,000	(1)	20.0%	$25,000	0.02%	$0.01
New investors	20,000,000		80.0%	$160,000,000	99.98%	$8.00
	25,000,000		100.00%	$160,025,000	100.00%

(1)	After giving effect to the forfeiture of 750,000 shares by our existing stockholders, assuming the underwriters’ over-allotment option is not exercised.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(1,498)
Proceeds from this offering and the private placement	160,950,000
Offering costs paid in advance and excluded from net tangible book value before this offering	25,000
Less: Proceeds held in trust subject to conversion ($160,000,000 x 29.99%)	(47,999,984)
$112,973,518
Denominator:
Shares of common stock outstanding prior to the offering(1)	5,000,000
Shares of common stock included in the units offered	20,000,000
Less: Shares subject to conversion (20,000,000 x 29.99%)	5,999,999
19,000,001

(1)	After giving effect to the forfeiture of 750,000 shares by our existing stockholders, assuming the underwriters’ over-allotment option is not exercised.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on February 14, 2007, as a blank check company for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry although we initially intend to focus our search for target businesses on branded and service businesses. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we nor any representative acting on our behalf has had any contacts or discussions with any target business with respect to such a transaction. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering, and concurrent private placement, of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying aggregate monthly fees of $7,500 per month to New River Capital Partners, LP, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in stock subscriptions from our existing stockholders and loans of $200,000 that are more fully described below.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $650,000 and underwriting discounts and commissions of approximately $1,600,000 (or $1,840,000, if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the founder warrants in a private placement to occur immediately prior to the closing of this offering for an aggregate purchase price of $3,200,000, will be approximately $160,950,000 (or $184,710,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $160,000,000 (or $183,760,000, if the underwriters’ over-allotment option is exercised in full), will be held in the trust account and the remaining $950,000, in either case, will not be held in the trust account. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete a business combination. We will use substantially all of the net proceeds of this offering not in trust to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering, the $950,000 of net proceeds not held in the trust account, plus the up to $1,300,000 of interest earned on the trust account balance (net of taxes payable on such interest) that may be released to us as well as amounts necessary for our tax obligations, will be sufficient to allow us to operate for at least at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $300,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination;

•	approximately $250,000 of expenses for the due diligence and investigation of a target business;

•	approximately $150,000 of expenses in legal and accounting fees relating to our Securities and Exchange Commission reporting obligations;

•	approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services; and

•	approximately $1,370,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $250,000 for director and officer liability and other insurance premiums, finders fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a ‘‘no-shop’’ provision with respect to a particular business combination.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. We will need to obtain additional financing to the extent such financing is required to consummate a business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As of the date of this prospectus, each of BCM Equity Partners LLC and NRC V, LLC has advanced us $100,000, for a total of $200,000, for payment of offering expenses on our behalf. The BCM Equity Partners LLC and NRC V, LLC loans will be payable without interest on the earlier of May 30, 2008 or the consummation of this offering. Such loans will be repaid out of the proceeds of this offering not being placed in trust.

We are obligated, commencing on the date of this prospectus, to pay New River Capital Partners, LP, an existing stockholder and an affiliate of Messrs. Berrard, Byrne and Aucamp, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support.

Our existing stockholders, BCM Equity Partners LLC and NRC V, LLC, have agreed to purchase from us, in a private placement that will occur immediately prior to this offering, an aggregate of

3,200,000 founder warrants, at a price of $1.00 per warrant, exercisable into common stock at a per-share price of $6.00. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public stockholders.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404. Additional matters concerning a target business’s internal controls may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 15, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on February 14, 2007. We were formed with the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry although we initially intend to focus our search for target businesses on service businesses. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. To date, our efforts have been limited to organizational activities.

Areas of Focus

Given the experience of our management, we expect that our principal target will be a service business or a company with strong brand characteristics. Within this context, we expect to seek companies displaying one or more of the following characteristics:

•	Recurring revenue, which is revenue that typically is generated from customers on a regular basis as a result of, among other things, contractual obligations or due to the customers’ need of, and payment for, a particular service at regular intervals;

•	Stable cash flow, which is cash flow that does not fluctuate dramatically from fiscal period to period;

•	Recognizable brand name or company culture that attracts a strong customer following or loyalty; and

•	Opportunities for organic and acquisition growth.

We believe that these characteristics provide the best platform through which to drive incremental revenue sources or extract increased profitability from the base business. More specifically, we intend to focus on opportunities that fall into the following two sectors: business services and consumer services/brands. We have not prioritized such segments and do not currently have a preference as to in which segment we would prefer to consummate a business combination.

Business Services

These businesses enable both large and small companies to conduct their operations more efficiently or more effectively perform routine non-core value added services for which customers typically have trouble finding qualified alternatives. We will focus on companies that have or seek to build stable cash flow businesses that leverage scale and a specific expertise to provide better service and value at a cheaper ‘‘all-in’’ cost than customers could provide by themselves. We believe that businesses that leverage scale generally have a fixed cost base, underlying technology platform, brand name, corporate organizational structure or other similar operating characteristic or asset which may be utilized or spread over a larger revenue base or a large number of customers, thereby, in theory, increasing the profitability percentage of the business. Examples include transaction/payment processing, technology services, customer service/relationship management, warranty management, document management, back-office services (accounting, payroll, human resource administration, benefits processing, etc.), training and compliance services, security services and alarm monitoring, facilities services (including waste disposal, pest/lawn control, landscaping maintenance services and commercial cleaning), and service franchising businesses.

Consumer Services

This group includes branded consumer products and services. We believe that certain companies that are focused on creating a brand (e.g. Nike, Starbucks, etc.) as opposed to delivering services under generic labels will continue to provide attractive investment opportunities. In addition, we believe that companies that can attract and meet the growing needs and desires of the large number of aging baby boomers born between 1946 and 1964, as well as the ‘‘Gen Y’’ population born between 1979 and 1994, are attractive, particularly those with an emphasis on providing ‘‘health and wellness’’ alternatives to the customer. As with Business Services, we are focused on those companies that can build a lasting relationship with the consumer that yields predictable, recurring revenue that does not fluctuate dramatically from fiscal period to period. Examples include health clubs, spa services, hair salons, pest control, alarm monitoring, and home warranty contracts.

Possible Transaction Structures

We believe the majority of the transactions we will review and consider fall into the following categories:

Growth Scenarios — situations where companies have the opportunity for organic growth through market development, incremental marketing, or increases in working capital.

Industry Consolidations — opportunities in fragmented industries, or new emerging markets, in which revenue growth is driven, and operating expenses are leveraged, in large part via strategic acquisitions.

Divisional Spin-outs   —   operating units of larger companies that are profitable but have been neglected by the parent in terms of focus, resources or funding.

Summary of Services Acquisition Corp. International’s Merger with Jamba Juice Company

Each of Messrs. Berrard, Aucamp, Byrne, Rapoport and Wagenheim were involved in the initial public offering of Services Acquisition Corp. International, a blank check company with an objective to acquire an operating business. Services Acquisition Corp. International completed its initial public offering in July 2005 and raised gross proceeds of $138 million at an offering price of $8.00 per unit. Services Acquisition Corp. International’s units were initially listed on the American Stock Exchange under the symbol SVI.U. Services Acquisition Corp. International acquired Jamba Juice Company in November 2006 and changed its corporate name to Jamba, Inc. From inception to the acquisition of Jamba Juice Company in November 2006, Mr. Berrard was the chairman of the board and chief executive officer, Mr. Byrne was a member of the board of directors and Mr. Aucamp was a member of the board of directors and the vice president and secretary of Services Acquisition Corp. International. Following the consummation of the business combination, Mr. Berrard remained as chairman of the board of directors, a position which he currently holds. Mr. Byrne continues to be a member of the board of directors of Jamba, Inc. Messrs. Rapoport and Wagenheim are the chairman and vice chairman, respectively, of Broadband Capital Management LLC, the lead underwriter of the initial public offering of Services Acquisition Corp. International. Jamba, Inc.’s units, common stock and warrants are listed on the Nasdaq Global Market under the symbols JMBAU, JMBA and JMBAW, respectively. On June 29, 2007, the closing prices of the units, shares and warrants as reported by the Nasdaq Global Market were $12.84, $9.14 and $3.53, respectively.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, it is likely that we will have the ability to initially complete only a single business combination with the proceeds of this offering, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

We Have Not Identified a Target Business or Target Industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. None of our existing stockholders, officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with us nor have we, nor any of our agents of affiliates been approached by any candidates (or representative of any candidates) with respect to a possible business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses other than our expectation that such target businesses will display one or more of the characteristics set forth under ‘‘Areas of Focus’’ on page 41. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who will become aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. We have not yet identified any acquisition candidates, nor will we communicate with any sources of target businesses with respect to an acquisition until consummation of the offering. In addition, our officers, directors and existing shareholders have not had any discussions or communications regarding our company with any potential sources. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions but will retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target. Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. However, the underwriters have not taken any steps, directly or indirectly, in the search for a target business, nor have they had any contact or communications with potential sources or potential target businesses. If any of the underwriters provide services to us after this offering, we may pay such entity fair and reasonable fees that would be determined at that time in arm’s length negotiations. In addition, we have not had any contact with professional firms, preliminary or otherwise, regarding engaging their services in searching for a target business.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research to date nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. In evaluating a prospective target business, our management will conduct what it believes to be the necessary business, legal and accounting due diligence on such target business and may consider, among other factors, the following:

•	financial condition and results of operations;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	stage of development of the products, provisions or services;

•	barriers to entry into the industry;

•	breadth of products or services offered;

•	degree of current or potential market acceptance of the products or services;

•	regulatory environment of the industry;

•	costs associated with effecting the business combination; and

•	relative valuation multiples of similar publicly traded companies.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent management, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We intend to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business. However, in no event will we enter into a definitive agreement for a business combination with a target business unless such entity executes a waiver agreement.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. None of our officers and directors will receive any finders fee, consulting fee, or similar fees in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Fair Market Value of Target Business

In our initial business combination, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of our net assets at the time of such business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. If we obtain such an opinion, we will include a summary of the opinion in the proxy statement we will mail to stockholders seeking their approval of our initial business combination. Additionally, we will provide copies to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold unless we enter into a business combination with an affiliated entity of one of our officers or directors.

Possible Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’s Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we can give no assurance that our assessment will prove to be correct. In addition, we can give no assurance that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While certain of our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights and vote against the business combination. This is different than the traditional bank check company structure and makes it more likely that a business combination will be approved. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, acquired prior to, in or after this offering. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account inclusive of any remaining interest after deduction for taxes payable, which shall be paid from the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial conversion price for every share would be approximately $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 30% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning 29.99% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward. This is different than the traditional bank check company structure and makes it more likely that a business combination will be approved. We have agreed not to lower the conversion threshold below 29.99% in connection with the negotiation of a business combination.

Liquidation if No Business Combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until         , 2009 [twenty four months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by        , 2009 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by         , 2009 [twenty four months from the date of this prospectus], we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their existing shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our existing stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include significant vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which will have higher priority than the claims of our public stockholders. Our existing stockholders have personally agreed, pursuant to agreements with us and ThinkEquity Partners LLC that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or significant vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only if, and to the extent, the claims reduce the amounts in the trust account. Based on representations made to us by our officers and directors, we currently believe that they have substantial means to fund any shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such eventuality. The indemnification obligations may be substantially greater than our indemnifying officers and directors currently foresee or expect. Their financial resources may also deteriorate in the future. We cannot assure you, therefore, that they would be able to satisfy those obligations. Furthermore, our existing stockholders will not have any personal liability as to any claimed amounts owed to a third party (including target businesses) who executed a waiver. Accordingly, the actual per-share liquidation price could be less than approximately $8.00, plus interest, due to claims of creditors. Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $8.00 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after         , 2009 [twenty four months from the date of this prospectus] and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our significant vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all significant vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that significant vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $8.00 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after         , 2009 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 110 blank check companies that have completed initial public offerings in the United States 80 of which have more than $7.8 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert shares of common stock held by our public stockholders into cash in certain instances may reduce the resources available to effect a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions) at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We do not own any real estate or other physical property. We maintain our executive offices at 401 East Las Olas Boulevard, Suite 1220, Fort Lauderdale, FL 33301. The cost for this space is included in the $7,500 per-month fee New River Capital Partners, LP charges us for office space and general and administrative services pursuant to a letter agreement between us and New River Capital Partners, LP. We believe, based on rents and fees for similar services in the Fort Lauderdale metropolitan area, that the fee charged by New River Capital Partners, LP is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have two executive officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full-time employees prior to the consummation of a business combination, although we expect each of our officers to devote an average of approximately ten hours per week to our business.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$160,000,000 of the proceeds of this offering and the private placement will be deposited into a trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company.	$142,560,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $160,000,000 of net proceeds held in trust will be invested only in U.S. ‘‘government securities,’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately 10 trading days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full; provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled ‘‘Where You Can Find Additional Information.’’	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account (i) up to an aggregate of $1,300,000 (net of taxes payable on such interest) to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts necessary to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for (i) up to $1,300,000 (net of taxes payable on such interest) we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See ‘‘Risk Factors — Risks associated with our business — You will not be entitled to protections normally afforded to investors of blank check companies.’’ In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Michael Rapoport	40	Executive Chairman of the Board
Steven R. Berrard	52	Vice Chairman
Thomas E. Aucamp	41	President, Secretary and Director
Thomas C. Byrne	45	Director
Philip Wagenheim	36	Director
Clifford W. Chapman, Jr.	38	Director

Michael Rapoport has been our chairman of the board since our inception. Mr. Rapoport has over eighteen years of experience in the financial industry and is currently the co-founder and chairman of Broadband Capital Management LLC, or BCM. BCM is a boutique investment bank and a NASD broker-dealer focused on financing, strategic advisory services and sales and trading. BCM has specialized in advising its clients on accessing the capital markets through non-traditional methods such as SPACs and reverse mergers. BCM has underwritten initial public offerings including Services Acquisition Corp. International, which merged with Jamba Juice Inc. (and changed its name to Jamba Inc.), Endeavor Acquisition Corporation, which has a pending merger with American Apparel, and Great Wall Acquisition Corporation, which merged with ChinaCast Communication Holdings Ltd. Prior to co-founding BCM in 2000, Mr. Rapoport was a managing director and co-founder of Oscar Gruss & Son’s Private Client Group from 1997. From 1994 through 1997, Mr. Rapoport worked at PaineWebber Incorporated serving as a senior vice president of investments. From 1990 to 1994, Mr. Rapoport worked at Prudential Securities serving as a senior vice president of investments. Mr. Rapoport also serves as president and a director of Plastron Acquisition Corp. I and Plastron Acquisition Corp. II, which are blank check, non-trading, publicly-reporting shell companies. Mr. Rapoport received his Bachelor of Arts degree in psychology from the University of Michigan-Ann Arbor in 1989.

Steven R. Berrard has been our vice chairman since our inception. Mr. Berrard has been the chairman of the board of Jamba, Inc. (formerly Services Acquisition Corp. International), a retailer of premium quality blended-to-order fruit smoothies, squeezed-to-order juices, blended beverages and healthy snacks, since January 2005. Mr. Berrard also served as chief executive officer from the inception of Services Acquisition Corp. International in January 2005 until November 2006. Mr. Berrard has served as managing partner of New River Capital Partners, a private equity fund, which he co-founded, since 1997. Prior to co-founding New River Capital Partners, from 1996 to 1999, Mr. Berrard was the co-founder and co-chief executive officer of AutoNation, Inc., the nation’s leading automotive retail company. Prior to joining AutoNation, from 1987 to 1996, Mr. Berrard served as president and chief executive officer of the Blockbuster Entertainment Group, the world’s largest video store operator, and as a member of the board of directors of Viacom, Inc. As president and chief executive officer, Mr. Berrard was responsible for the direction and operation of more than 70,000 employees at 4,500 Blockbuster stores located in 20 countries, Showtime Networks, Spelling Entertainment Group, Paramount Parks, and Virgin Interactive Entertainment. Prior to his tenure with Blockbuster, from 1981 to 1987, Mr. Berrard served as president of Huizenga Holdings, Inc. and served in various positions with subsidiaries of Huizenga Holdings. Prior to joining Huizenga Holdings, Mr. Berrard was employed by Coopers & Lybrand from 1976 to 1981. Mr. Berrard earned his B.S. in Accounting from Florida Atlantic University, currently serves on the board of directors of Pivotal Fitness and has been a member of the board of directors of Swisher International, Inc. since November 2004. He has also served on the board of directors of Birmingham Steel from 1999 until its sale in 2002, HealthSouth from 2004 until 2006, as well as Boca Resorts, Inc. from 1996 until prior to its sale to the Blackstone Group in December 2004.

Thomas E. Aucamp has been our president, secretary and a member of our board of directors since our inception. From January 2005 to November 2006, Mr. Aucamp served as a director and vice president of Services Acquisition Corp. International. Mr. Aucamp has served as a partner of New River Capital Partners, a private equity fund, which he co-founded, since 1997. Prior to co-founding New River Capital Partners, from 1995 to 1997, Mr. Aucamp was vice president of corporate development and strategic planning for Blockbuster Entertainment Group, the world’s largest video store operator. In this capacity, Mr. Aucamp sought to leverage the company’s core assets, membership base, brand strength, and operations capabilities; most of these initiatives involved developing close working partnership with third parties. Prior to joining Blockbuster from 1992 to January 1995, Mr. Aucamp was in the mergers and acquisitions department of W.R. Grace & Co., Inc., which at the time was a diversified Fortune 100 company with interests in healthcare, packaging, construction products and specialty chemicals. Mr. Aucamp has additional transaction and development experience from his tenure at Ryder System during 2001 and Morgan Stanley from 1988 to 1990. Mr. Aucamp has an MBA from Duke’s Fuqua School of Business and an undergraduate degree from Harvard University. Mr. Aucamp was the 2002 Chairperson of the Florida Venture Forum.

Thomas C. Byrne has been a member of our board of directors since our inception. Mr. Byrne has been a member of the board of directors of Jamba, Inc. since January 2005. Mr. Byrne has served as administrative partner of New River Capital Partners, a private equity fund, which he co-founded, since 1997. Prior to co-founding New River Capital Partners, Mr. Byrne was the vice chairman of Blockbuster Entertainment Group, a division of Viacom, Inc. Additionally, Mr. Byrne was president of the Viacom Retail Group and represented Blockbuster in all cross-Viacom opportunities. Prior to joining Blockbuster, from 1985 to 1987, Mr. Byrne was employed by KPMG Peat Marwick. Mr. Byrne has a B.S. and M.A. in Accounting from the University of Florida. Mr. Byrne is a certified public accountant and is a member of the board of directors of Certilearn, Inc., Intralearn Software Corporation, ITC Learning, Swisher International, Inc., Pivotal Fitness, and the Private Equity Committee of the University of Florida Foundation.

Philip Wagenheim has been a member of our board of directors since our inception. Mr. Wagenheim has over fifteen years of experience in the financial industry and is currently the vice chairman of BCM. Prior to co-founding BCM in 2000, Mr. Wagenheim was a managing director and co-founder of Oscar Gruss & Son’s Private Client Group from 1997. From 1994 to 1997, Mr. Wagenheim worked at PaineWebber Incorporated and from 1992 to 1994, Mr. Wagenheim worked at Prudential Securities. Mr. Wagenheim also serves as secretary and a director of Plastron Acquisition Corp. I and Plastron Acquisition Corp. II, which are blank check, non-trading, publicly-reporting shell companies. Mr. Wagenheim received his degree in Business Administration from the University of Miami in 1992.

On January 24, 2003, a complaint was filed in relation to activities that occurred in 2000 against Oscar Gruss & Son Inc. and Philip Wagenheim, a former managing director and co-founder of Oscar Gruss & Son’s Private Client Group, alleging that Oscar Gruss & Son Inc. and Philip Wagenheim engaged in, among other things, breach of fiduciary duty and the violation of several NASD Rules, including unauthorized trading activities and churning by the broker handling the account. After considering the pleadings, the testimony and the evidence, an NASD arbitration panel ordered Oscar Gruss & Son Inc. to pay the claimant $648,000, plus 5% interest, and ordered Mr. Wagenheim to pay the claimant $58,000 plus 5% interest. Mr. Wagenheim was neither a principal of Oscar Gruss & Son Inc. nor was he the broker or the designated supervisor of the broker that was accused of engaging in such activities. Pursuant to an indemnification agreement between BCM and Oscar Gruss & Son Inc., BCM (which is 100% owned by Messrs. Rapoport and Wagenheim) indemnified Oscar Gruss & Son Inc. for the award rendered against Oscar Gruss & Son Inc. described above as compensatory damages.

Clifford W. Chapman, Jr. has been a member of our board of directors since our inception. Mr. Chapman has served as head of investment banking at BCM since September 2005 where he is responsible for the banking, structuring, and due diligence for all of BCM’s transactions. From January 2001 to the present, Mr. Chapman has been the managing director of Early Stage Associates LLC, a consulting company focused on helping businesses in capital formation and executive management. From January 2001 to the present Mr. Chapman has also served as the managing director of ChapRoc Capital LLC, a company which invests in technology and business services companies. From June 2002 until March 2004, Mr. Chapman was an investor and served as chief executive officer for Mindshift Technologies Inc., a managed services provider focused on IT outsourcing for small and medium enterprises. From 1999 through 2000, Mr. Chapman served as the vice president of best practices for AppNet, a full-service internet professional services and managed hosting company, where he led the integration of twelve acquired companies. AppNet consummated its initial public offering in July 1999 and was subsequently acquired by CommerceOne in September 2000. From 1995 to 1998, Mr. Chapman acted as chief operating officer of NMP, an internet business consulting services company that he co-founded and sold to AppNet in October 1998. Prior to NMP, Mr. Chapman worked in the commercial practice of Booz Allen & Hamilton and as a consultant for Andersen Consulting in their Advanced Systems Group. Mr. Chapman presently serves as a member of the board of directors of Catuity, Inc. (NASDAQ: CTTY). Mr. Chapman presently serves as the sole officer and director of International Cellular Accessories (OTCBB: ICLA). Mr. Chapman also serves as a director of Plastron Acquisition Corp. I and Plastron Acquisition Corp. II, which are blank check, non-trading, publicly-reporting shell companies. Mr. Chapman received a Masters of Business Administration with Honors from Columbia Business School and a Bachelors Degree in Computer Engineering from Lehigh University.

Number and Terms of Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Thomas E. Aucamp and Cliff Chapman, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Thomas C. Byrne and Philip Wagenheim, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Steven R. Berrard and Michael Rapoport, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Prior Involvement of Principals in Blank Check Companies

Each of Messrs. Berrard, Aucamp, Byrne, Rapoport and Wagenheim were involved in the initial public offering of Services Acquisition Corp. International, a blank check company with an objective to acquire an operating business. Services Acquisition Corp. International completed its initial public offering in July 2005 and raised gross proceeds of $138 million at an offering price of $8.00 per unit. Services Acquisition Corp. International’s units were initially listed on the American Stock Exchange under the symbol SVI.U. Services Acquisition Corp. International acquired Jamba Juice Company in November 2006 and changed its corporate name to Jamba, Inc. Jamba, Inc.’s units, common stock and warrants are listed on the Nasdaq Global Market under the symbols JMBAU, JMBA and JMBAW, respectively. On June 29, 2007, the closing prices of the units, shares and warrants as reported by the Nasdaq Global Market were $12.84, $9.14 and $3.53, respectively.

From inception to the acquisition of Jamba Juice Company in November 2006, Mr. Berrard was the chairman of the board and chief executive officer, Mr. Byrne was a member of the board of directors and Mr. Aucamp was a member of the board of directors and the vice president and secretary of Services Acquisition Corp. International. Following the consummation of the business combination, Mr. Berrard remained as chairman of the board of directors, a position which he currently holds. Mr. Byrne continues to be a member of the board of directors of Jamba, Inc. No salary has been paid to any of Messrs. Berrard, Byrne and Aucamp for their services to Services Acquisition Corp. International or its successor, Jamba, Inc. However, SB Management Corp., an affiliate of Mr. Berrard, received a $4,875 per month fee from Services Acquisition Corp. International for use of office space and administrative services from the effective date of Services Acquisition Corp. International’s initial public offering through the completion of the business combination. Prior to Services Acquisition Corp.’s initial public offering, Messrs. Berrard, Byrne and Aucamp purchased 937,535 shares, 562,493 shares and 562,493 shares, respectively, for an effective purchase price of approximately $0.0078 per share. In addition, Messrs. Berrard, Byrne and Aucamp purchased in the open market pursuant to the terms of the underwriting agreement 250,000 warrants, 150,000 warrants and 150,000 warrants, respectively, for an average price per warrant of $1.01375.

Messrs. Rapoport and Wagenheim are the chairman and vice chairman, respectively, of Broadband Capital Management LLC, the sole bookrunner of the initial public offering of Services Acquisition Corp. International. In connection with such initial public offering, Broadband received discounts and commissions equal to $8,280,000 and a non-accountable expense allowance equal to $1,200,000. In addition, Broadband received an unit purchase option to purchase up to 750,000 units at a per-unit price of $10.00. Messrs. Rapoport and Wagenheim each individually currently hold options to purchase an aggregate of 487,500 and 112,500 units, respectively, and Broadband holds options to purchase 97,500 units.

Messrs. Rapoport, Wagenheim and Chapman also serve as officers and directors of Plastron Acquisition Corp. I and Plastron Acquisition Corp. II, which are blank check, non-trading, publicly-reporting shell companies. Such individuals have granted a right of first opportunity to us with respect to potential target businesses.

Other than as set forth above, none of our officers or directors has been or currently is a principal of, or affiliated with, a blank check company.

Executive Compensation

No executive officer has received any cash compensation for services rendered and no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates. Nor will any of our existing stockholders, officers, directors or any of their respective affiliates receive any cash compensation for services rendered prior to or in connection with a business combination. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed ‘‘independent,’’ we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay New River Capital Partners, LP, an affiliate of Messrs. Berrard, Byrne and Aucamp, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. This arrangement is being agreed to by New River Capital Partners, LP for our benefit and is not intended to provide any of our officers or directors with compensation in lieu of a salary.

Director independence

The American Stock Exchange requires that a majority of our board must be composed of ‘‘independent directors,’’ which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon consummation of this offering, Steven R. Berrard, Thomas C. Byrne, Philip Wagenheim and Clifford W. Chapman, Jr. will be our independent directors, constituting a majority of our board. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Board committees

On completion of this offering, our board of directors will have an audit committee and a nominating committee. Our board of directors has adopted a charter for the audit committee as well as a corporate code of conduct and ethics that governs the conduct of our directors and officers.

Audit committee

Upon completion of this offering, our audit committee will consist of Messrs. Berrard, Byrne and Wagenheim. Each member of our audit committee is financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that Mr. Byrne qualifies as an ‘‘audit committee financial expert,’’ as such term is defined by Securities and Exchange Commission rules.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also select our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

In addition, the audit committee will review and approve all expense reimbursements made to our officers or directors. Any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating committee

On completion of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. Berrard, Byrne and Wagenheim, each of whom is an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Code of conduct and ethics

We have adopted a code of conduct and ethics applicable to our directors and officers in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled ‘‘Directors and Executive Officers’’ and later in this section.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	Since our officers and directors indirectly own shares of our common stock and warrants which will be released from escrow only if a business combination is successfully completed and own warrants which will expire worthless if a business combination is not consummated, our officers and directors, of which certain members are affiliated with BCM Equity Partners LLC and NRC V, LLC, our existing stockholders, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of our officers and directors may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their stock.

•	Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•	Certain members of our executive management may enter into consulting and employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination timely.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he might have.

Each of Steven R. Berrard and Thomas C. Byrne has a pre-existing fiduciary obligation to Jamba, Inc. as each is a director of such entity. Additionally, each of Messrs. Berrard, Byrne and Aucamp have a pre-existing fiduciary obligation to New River Capital Partners which is a private investment management firm focusing on private equity investing. In addition, such directors have fiduciary obligations to those companies of which they are a member of the board of directors. Accordingly, due to these affiliations, each may have a fiduciary obligation to present potential business opportunities to such entities in addition to presenting them to us which could cause additional conflicts of interest.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their initial shares. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into our initial business combination with an entity affiliated with any of our existing stockholders. Furthermore, in no event will any of our existing officers, directors, stockholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of July 2, 2007, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering and Private Placement		After Offering and Private Placement(3)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Common Stock
Michael Rapoport(4)	2,875,000	50.0%	2,500,000	10.0%
Steven R. Berrard(5)(6)	862,500	15.0%	750,000	3.5%
Thomas C. Byrne(5)(7)	575,000	10.0%	500,000	2.0%
Thomas E. Aucamp(5)(8)	575,000	10.0%	500,000	2.0%
Philip Wagenheim(9)	431,250	7.5%	375,000	1.5%
Clifford W. Chapman, Jr.(10)	143,750	2.5%	125,000	*
All our officers and directors as a group (six individuals)	4,887,500	85.0%	4,250,000	17.0%

*	less than 1%
(1)	Unless otherwise indicated, the primary business address of each of the individuals is 712 Fifth Avenue, 49th Floor, New York, New York 10019.
(2)	These amounts do not include the shares of common stock underlying the founder warrants.
(3)	Assumes no exercise of the underwriters’ over-allotment option and, therefore, the forfeiture of an aggregate of 750,000 shares by our existing stockholders.
(4)	Mr. Rapoport is our executive chairman of the board. BCM Equity Partners LLC is the record holder of 2,875,000 shares of our common stock. BCM Equity Partners LLC is controlled by Mr. Rapoport, who holds sole voting and investment power with respect to the 2,875,000 shares of our common stock held by BCM Equity Partners LLC. As a result, Mr. Rapoport may be deemed to beneficially own all the 2,875,000 shares of our common stock held by BCM Equity Partners LLC. Mr. Rapoport holds 80% of the membership interests of BCM Equity Partners LLC. Mr. Rapoport disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. 0.008% of the membership interests of BCM Equity Partners LLC is owned by individuals who are not our directors or officers.
(5)	The business address of such beneficial owner is 401 East Las Olas Boulevard, Suite 1220, Fort Lauderdale, Florida 33301.
(6)	Mr. Berrard is our vice chairman of the board. Reflects the ownership by Mr. Berrard of 30.0% of the membership interests of NRC V, LLC, which is the record holder of 2,875,000 shares of our common stock. Accordingly, Mr. Berrard may be deemed to own 862,500 shares of our common stock. 30% of the membership interests of NRC V, LLC are owned by individuals who are not our directors or officers.

(7)	Mr. Byrne is a member of our board of directors. Reflects the ownership by Mr. Byrne of 20.0% of the membership interests of NRC V, LLC, which is the record holder of 2,875,000 shares of our common stock. Accordingly, Mr. Byrne may be deemed to own 575,000 shares of our common stock.
(8)	Mr. Aucamp is our president, secretary and a member of our board of directors. Reflects the ownership by Mr. Aucamp of 20.0% of the membership interests of NRC V, LLC, which is the record holder of 2,875,000 shares of our common stock. Accordingly, Mr. Aucamp may be deemed to own 575,000 shares of our common stock.
(9)	Mr. Wagenheim is a member of our board of directors. Reflects the ownership by Mr. Wagenheim of 15.0% of the membership interests of BCM Equity Partners LLC, which is the record holder of 2,875,000 shares of our common stock. Accordingly, Mr. Wagenheim may be deemed to own 431,250 shares of our common stock. However, as noted in footnote (5) above, Mr. Rapoport has sole voting and investment power with respect to all of the 2,875,000 shares of our common stock that are held by BCM Equity Partners LLC.
(10)	Mr. Chapman is a member of our board of directors. Reflects the ownership by Mr. Chapman of 5.0% of the membership interests of BCM Equity Partners LLC, which is the record holder of 2,875,000 shares of our common stock. Accordingly, Mr. Chapman may be deemed to own 143,750 shares of our common stock. However, as noted in footnote (5) above, Mr. Rapoport has sole voting and investment power with respect to all of the 2,875,000 shares of our common stock that are held by BCM Equity Partners LLC.

We have a right to cancel up to 750,000 shares of common stock held by our existing stockholders in the event that the underwriters do not exercise all or a portion of its over-allotment option. We have agreed with the underwriters to exercise this right if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This right is exercisable for the five-day period following the earlier to occur of the expiration or termination of the underwriters’ option to purchase up to 1,500,000 additional units to cover over-allotments or the exercise in full by the underwriters of such option. In accordance with our agreement with the underwriters, we will exercise this right to cancel shares only in an amount sufficient to cause the existing stockholders to maintain control over 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

BCM Equity Partners LLC and NRC V, LLC are holding companies founded to form our company and hold an investment in the initial shares and the founder warrants. Subject to the terms of their respective operating agreements, BCM Equity Partners LLC and NRC V, LLC will be able to distribute the insider shares and founder warrants to its members at any time, subject further to the transfer and other restrictions applicable to permitted transferees of such securities described below and to applicable federal and state securities laws.

Our existing stockholders have agreed to purchase from us, in a private placement that will occur immediately prior to this offering, an aggregate of 3,200,000 founder warrants, at a price of $1.00 per warrant, exercisable into common stock at a per-share price of $6.00. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public stockholders. All such founder warrants will be identical to the warrants offered in this offering, except that, (i) the founder warrants may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (ii) the founder warrants will not be redeemable by us so long as they are held by the purchasers or their affiliates and (iii) none of the founder warrants will be transferable or salable, except for transfers to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, which will be subject to the same transfer restrictions until after we complete a business combination. Further, the founder warrants, unlike the warrants included in the units being offered in this offering, may be exercised on a cashless basis. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the ‘‘value’’ to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of exercise. The ‘‘value’’ will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of exercise by the warrant holders. With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants included in the units offered pursuant to this prospectus.

None of our other existing stockholders, officers and directors has indicated to us that it, he or she intends to purchase units in the offering. Assuming these securities are not purchased, immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

All of the shares of our common stock outstanding prior to the date of this offering and all of the founder warrants will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. The founder warrants will not be released from escrow until the consummation of a business combination. The shares of common stock held in escrow will not be released until the earliest of:

•	the expiration of one year after a business combination is completed;

•	our liquidation; or

•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares and founder warrants will not be able to sell or transfer their securities except to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity or otherwise as provided in the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

We consider Messrs. Rapoport, Berrard, Byrne, Aucamp, Wagenheim and Chapman to be our ‘‘promoters’’ as defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 2007, we issued 5,750,000 shares of our common stock to the individuals or entities set forth below for $25,000 in cash, at a purchase price of approximately $0.004 share, as follows:

Name	Number of Shares	Relationship to Us
BCM Equity Partners LLC	2,875,000	Stockholder
NRC V, LLC	2,875,000	Stockholder

750,000 of such shares are subject to forfeiture, without return of their invested capital, if the underwriters’ over-allotment option is not exercised in full.

If the 750,000 shares of common stock held by our existing stockholders referred to above are forfeited, on the date of such forfeiture we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares of common stock forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,000 for all 750,000 shares). Upon receipt, such forfeited shares would then be immediately canceled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effected in order to maintain our existing stockholders’ ownership at 20%.

Our existing stockholders have agreed to purchase from us, in a private placement that will occur immediately prior to this offering, an aggregate of 3,200,000 founder warrants, at a price of $1.00 per warrant, exercisable into common stock at a per-share price of $6.00. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public stockholders. All such founder warrants will be identical to the warrants offered in this offering, except that, (i) the founder warrants may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (ii) the founder warrants will not be redeemable by us so long as they are held by the purchasers or their affiliates and (iii) none of the founder warrants will be transferable or salable, except for transfers to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, which will be subject to the same transfer restrictions until after we complete a business combination. Further, the founder warrants, unlike the warrants included in the units being offered in this offering, may be exercised on a cashless basis. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the ‘‘value’’ to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of exercise. The ‘‘value’’ will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of exercise by the warrant holders. With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants included in the units offered pursuant to this prospectus.

The holders of our initial shares of common stock issued and outstanding on the date of this prospectus, the founder warrants and the securities underlying the founder warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these securities and their transferees are each entitled to make up to three demands that we register shares of common stock and warrants owned by them. However, the holders of these shares are not entitled to more than three such demands in the aggregate. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the shares are released from escrow. In addition, these holders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay New River Capital Partners, LP, an affiliate of Messrs. Berrard, Byrne and Aucamp, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. This arrangement is being agreed to by New River Capital Partners, LP for our benefit and is not intended to provide any of our officers or directors with compensation in lieu of a salary. However, as our directors may not be deemed ‘‘independent,’’ we did not have the benefit of disinterested directors approving this transaction. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee.

BCM Equity Partners LLC and NRC V, LLC have each advanced us $100,000, for a total of $200,000, as of the date of this prospectus to cover expenses related to this offering. The BCM Equity Partners LLC and NRC V, LLC loans will be payable without interest on the earlier of May 30, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not placed in trust.

We will reimburse our officers, directors and existing stockholders for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of accountable out-of-pocket expenses reimbursable by us.

Other than reimbursable out-of-pocket expenses payable to our officers and directors and the general and administrative services arrangement with New River Capital Partners, LP, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers, directors and existing stockholders or their respective affiliates, including loans by our officers, directors and existing stockholders will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested ‘‘independent’’ directors or the members of our board who do not have an interest in the transaction, in either case who have access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 5,750,000 shares of common stock are outstanding, held by two record holders. If the underwriters’ over-allotment option is not exercised in full, 750,000 of such shares are subject to forfeiture. No shares of preferred stock are currently outstanding.

Units

Each unit consists of two shares of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants may begin to trade separately 10 days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of such Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to such Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders, except that they will be required to vote in favor of our dissolution and liquidation.

Our existing stockholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights discussed below. This is different from the traditional blank check company structure and makes it more likely that a business combination will be approved.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by             , 2009 [twenty four months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units, which they have not previously sold.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Warrants issued as part of this offering

Each warrant issued in this offering entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

The warrants will expire on the fourth anniversary of the date of this prospectus at 5:00 p.m., New York City time.

The warrants may trade separately 10 trading days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

We may call the warrants, other than the founder warrants, for redemption at any time beginning one year after the completion of an initial business combination:

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, after the expiration of one year after the completion of a business combination, the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. Because the founders’ warrants sold in the pre-offering private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the founders’ warrants are exercisable even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founder warrants

Our existing stockholders have agreed to purchase from us, in a private placement that will occur immediately prior to this offering, an aggregate of 3,200,000 founder warrants, at a price of $1.00 per warrant, exercisable into common stock at a per-share price of $6.00. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public stockholders. All such founder warrants will be identical to the warrants offered in this offering, except that, (i) the founder warrants may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (ii) the founder warrants will not be redeemable by us so long as they are held by the purchasers or their affiliates and (iii) none of the founder warrants will be transferable or salable, except for transfers to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, which will be subject to the same transfer restrictions until after we complete a business combination. Further, the founder warrants, unlike the warrants included in the units being offered in this offering, may be exercised on a cashless basis. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the ‘‘value’’ to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of exercise. The ‘‘value’’ will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of exercise by the warrant holders. With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants included in the units offered pursuant to this prospectus.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, New York, New York.

Shares Eligible for Future Sale

Immediately after this offering, we will have 25,000,000 shares of common stock outstanding, or 28,750,000 shares if the over-allotment option is exercised in full. Of these shares, the 20,000,000 shares sold in this offering, or 23,000,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to             , 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of those shares have been placed in escrow and will not be transferable for a period of one year from the consummation of our initial business combination and will be released prior to that date only if, following a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 287,500 if the underwriters’ exercise their over-allotment option in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an ‘‘underwriter’’ under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our issued and outstanding shares of common stock on the date of this prospectus, the founder warrants, and the securities underlying the founder warrants and any other securities acquired by such holders in this offering will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these securities and their transferees are each entitled to make up to three demands that we register shares of common stock and warrants owned by them. However, the holders of these securities are not entitled to more than three such demands in the aggregate. The holders of the majority of these securities can elect to exercise these registration rights at any time after the date on which the securities are released from escrow. In addition, these holders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for securities not sold by us.

Shares Subject to Surrender and Cancellation

We will not proceed with a business combination if public stockholders owning more than 29.99% of the shares sold in this offering (unlike a conversion threshold of 19.99% for a traditional blank check company) vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if stockholders owning 29.99% or less of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to redeem for cash up to approximately 5,999,999 shares of common stock, at an initial per-share redemption price of $8.00.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•	requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

•	prohibition against completing a business combination if 30% or more of our stockholders exercise their conversion rights in lieu of approving a business combination;

•	the right of stockholders voting against a business combination to surrender their shares for a pro rata portion of our trust account in lieu of participating in a proposed business combination;

•	a requirement that in the event we do not consummate a business combination within 24 months after the consummation of this offering, our corporate existence shall cease except for the purpose of dissolving, liquidating and winding up; provided, however, that we will reserve our rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against us; and

•	limitation on stockholders’ rights to receive a portion of our trust account so that they may only receive a portion of our trust account upon liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation or upon the exercise of their conversion rights.

Our certificate of incorporation prohibits the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination without the approval of holders of 95% of the shares issued in this offering. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental terms of this offering. We believe these provisions to be obligations of us to our stockholders and that investors will make an investment in us relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions without the vote of holders of 95% of the shares issued in this offering.

Underwriting

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which ThinkEquity Partners LLC is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
ThinkEquity Partners LLC
Total
10,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. It may allow some dealers concessions not in excess of $          per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Total
	Per Unit	Without Option	With Option
Public offering price	$16.00	$160,000,000	$184,000,000
Discount	$0.16	$1,600,000	$1,840,000
Proceeds before expenses(1)	$15.84	$158,400,000	$182,160,000

(1)	The offering expenses are estimated to be approximately $650,000.

We have agreed to reimburse ThinkEquity for expenses incurred by it in connection with the investigative background search for each officer as part of its due diligence of our management, which expense reimbursement will be deemed additional compensation under NASD Rule 2710.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $    per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $    per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms; provided, however that upon execution of the underwriting agreement, there will be no changes to the price and terms of the sale between the underwriters and the Company. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

Stabilizing Transactions.    The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

Over-Allotments and Syndicate Coverage Transactions.    The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

Penalty Bids.    The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of its short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Legal Matters

The validity of the securities offered in this prospectus are being passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York. DLA Piper LLP, New York, New York, is acting as counsel for the underwriters in this offering.

Experts

The financial statements included in this prospectus and in the registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein, Kass & Company, P.C. are included in reliance upon their report given upon the authority of Rothstein, Kass & Company, P.C. as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Brand and Services Acquisition Corp.
(a corporation in the development stage)

FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

June 15, 2007

Brand and Services Acquisition Corp.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Brand and Services Acquisition Corp.

We have audited the accompanying balance sheet of Brand and Services Acquisition Corp. (a corporation in the development stage) (the ‘‘Company’’) as of June 15, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period February 14, 2007 (inception) to June 15, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brand and Services Acquisition Corp. (a corporation in the development stage) as of June 15, 2007, and the results of its operations and its cash flows for the period February 14, 2007 (inception) to June 15, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass & Company, P.C.
Roseland, New Jersey
June 29, 2007

BRAND AND SERVICES ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET

June 15, 2007
ASSETS
Current asset, cash	$225,000
Other assets, deferred offering costs	25,000
$250,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$26,498
Notes payable, stockholders	200,000
Total current liabilities	226,498

Commitments and contingencies
Stockholders’ equity
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued
Common stock, $.0001 par value, authorized 50,000,000 shares; issued and outstanding 5,750,000 shares	575
Paid-in capital in excess of par	24,425
Deficit accumulated during the development stage	(1,498)
Total stockholders’ equity	23,502
$250,000

See accompanying notes to financial statement

BRAND AND SERVICES ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

For period from February 14, 2007 (inception) to June 15, 2007
Formation and operating costs	$1,498
Net loss	$1,498
Weighted average shares outstanding	95,041
Basic and diluted net loss per common share	$.02

See accompanying notes to financial statement

BRAND AND SERVICES ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

	For period from February 14, 2007 (inception) to June 15, 2007
	Common Stock		Paid-in Capital in Excess of Par	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount
Common shares issued	5,750,000	$575	$24,425	$—	$25,000
Net loss				(1,498)	(1,498)
Balances, at June 15, 2007	5,750,000	$575	$24,425	$(1,498)	$23,502

See accompanying notes to financial statements

BRAND AND SERVICES ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

Period February 14, 2007 (inception) to June 15,
2007
Cash flows from operating activities
Net loss	$(1,498)
Adjustments to reconcile net loss to net cash from operating activities:
Increase in cash attributable to change in accrued expenses	1,498
Net cash from operating activities	—
Cash flows from financing activities
Proceeds from notes payable, stockholders	200,000
Proceeds from the issuance of common shares	25,000
Net cash provided by financing activities	225,000
Net increase in cash	225,000
Cash, beginning of period	—
Cash, end of period	$225,000
Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$25,000

See accompanying notes to financial statements

BRAND AND SERVICES ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1.    Nature of business and summary of significant accounting policies

Nature of business:

Brand and Services Acquisition Corp. (the ‘‘Company’’) was incorporated in Delaware on February 14, 2007 as a blank check company whose objective is to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more currently unidentified operating businesses. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, ‘‘Accounting and Reporting by Development Stage Enterprises,’’ and is subject to the risks associated with activities of development stage companies.

At June 15, 2007, the Company had not yet commenced any operations. All activity through June 15, 2007 relates to the Company’s formation and the proposed public offering described below. Following such offering, the Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (‘‘Proposed Offering’’) which is discussed in Note 2 and a proposed private placement (‘‘Private Placement’’), to occur immediately prior to the Proposed Offering, which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a ‘‘target business’’ shall include an operating business that provides services and a ‘‘business combination’’ shall mean the acquisition by the Company of such a target business.

The Company’s efforts in identifying a prospective business target will not be limited to a particular industry, although management intends to initially focus on service businesses. The success and ongoing profitability of such business will not necessarily be predicated on continually generating new sales, but rather on forging a valued bond for which switching costs may be high or alternatives of lower value. Within this context, the Company expects to seek companies in a service business displaying a number of characteristics: recurring revenues, stable cash flow and opportunities for organic and acquisition growth.

Upon the closing of the Proposed Offering and Private Placement, $160,000,000 or 100% of the proceeds of this offering ($16.00 per unit) will be placed in a trust account and will be invested only in United States ‘‘government securities’’ within the meaning of Section Z(2)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, in order to comply with certain exemptions under the Investment Company Act. This amount will also include $3,200,000 of net proceeds from the Private Placement in which the existing stockholders will purchase 3,200,000 founder warrants. The proceeds will be held and invested until the earlier of (i) the completion of a initial business combination or (ii) the liquidation of the Company. In addition, interest earned on the funds in the trust account can be released to the Company (i) up to an aggregate of $1,300,000 (net of taxes payable on such interest) to fund expenses related to investigating and selecting a target business and other working capital requirements and (ii) amounts that the Company may need to satisfy various tax obligations. The remaining proceeds, not held in the trust account, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the Company’s net assets at the time of the business combination. The

Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. The Company will proceed with the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the business combination and (ii) Public Stockholders owning 30% or more of the shares sold in the Proposed Offering do not vote against the business combination and exercise their conversion rights. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (‘‘Initial Stockholders’’), have agreed to vote their respective shares of common stock owned by them in accordance with the majority of the shares of common stock voted by the Public Stockholders with respect to any business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable. However, there is no assurance that the Company will be able to successfully effect a business combination.

Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below. If less than 30% of the stockholders exercise their conversion rights, the Company may be unable to consummate a business combination if such conversion leaves the Company with funds with a fair market value less of than 80% of its net assets at the time of such acquisition, which amount is required as a condition to the consummation of an initial business combination. In such event, the Company may be forced to find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate.

Pursuant to the Company’s amended and restated certificate of incorporation, public stockholders voting against a business combination that is approved will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their pro rata share, net of interest that may be released to the Company as described above to fund working capital requirements and pay any tax obligations, if the business combination is approved and consummated. The Company views this requirement as an obligation to its stockholders and will not take any action to amend or waive this provision in its amended and restated certificate of incorporation. The Company’s existing stockholders will not be able to convert their shares of common stock, even shares acquired in the Proposed Offering or the aftermarket, into a pro rata share of the trust account under these circumstances.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $8.00 per share.

   If the Company has not consummated a business combination with 24 months from the date of the prospectus, its corporate existence will cease by operation of law and the Company will promptly distribute only to its Public Stockholders (including its existing stockholders to the extent they have purchased shares in the Proposed Offering or in the aftermarket) the amount in its trust account  (including any accrued interest then remaining in the trust account) plus any remaining net assets. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2.

Upon liquidation, the Company anticipates that the distribution of the funds in the trust account to its Public Stockholders would occur 10 business days from the date that corporate existence ceases. The Company’s existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. The Company will pay the costs of liquidation from its remaining assets outside of the trust account. If such funds are insufficient, the existing stockholders have agreed to advance the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Development stage company:

The Company complies with the reporting requirements of SFAS No. 7, ‘‘Accounting and Reporting by Development Stage Enterprises.’’

Net loss per common share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, ‘‘Earnings Per Share.’’ Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period.

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments:

The fair value of the company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, ‘‘Disclosure About Fair Value of Financial Instruments,’’ approximates the carrying amounts represented in the accompanying balance sheet.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2.    Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 units (‘‘Units’’) at a maximum offering price of $16.00 per unit. Each Unit consists of two shares of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant (‘‘Warrant’’). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one year from the date of the prospectus and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to date on which notice of redemption is given.

In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. If the Company is unable to deliver registered shares for the warrant conversion then the warrants would expire worthless.

3.    Deferred Offering Costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin (‘‘SAB’’) Topic 5A – ‘‘Expenses of Offering’’. Deferred offering costs consist principally of fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

4.    Income Taxes

The Company complies with the Financial Accounting Standards Board (‘‘FASB’’) issued FASB Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes,’’ an interpretation of FASB Statement No. 109 (‘‘FIN 48’’), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. A tax benefit from an uncertain position may be recognized only if it is ‘‘more likely than not’’ that the position is sustainable based on its technical merits.

In accordance with SFAS No. 109 deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has not begun its trade or business for U.S. tax purposes and accordingly it could not yet recognize losses for expenditures. As a result a deferred tax asset was established for the book loss recorded as well as a fully offsetting valuation allowance. The effective tax rate differs from the statutory tax rate due to the establishment of the valuation allowance.

5.    Related Party Transactions

The Company issued an aggregate of $200,000 in unsecured promissory notes to two stockholders on May 31, 2007 and June 7, 2007. The notes are non-interest bearing and are payable on the earlier of May 30, 2008 or the consummation of the Company’s Proposed Offering. Such loans will be repaid out of proceeds of the Proposed Offering not being placed in trust. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

The Company has agreed to pay up to $7,500 per month to an affiliate of the officers and directors for office space and administrative services commencing upon the effective date of the Proposed Offering.

On June 14, 2007, the Company issued 5,750,000 shares of common stock for an aggregate cash consideration of $25,000 or approximately $0.004 per share. Of these shares issued, 750,000 shares are subject to forfeiture, without return of their invested capital, if the underwriters’ over-allotment option is not exercised in full.

The initial stockholders have agreed to purchase from the Company, in a private placement that will occur immediately prior to the Proposed Public Offering, an aggregate of 3,200,000 founder warrants (‘‘Founder Warrants’’), at a price of $1.00 per warrant, exercisable into common stock at a per-share price of $6.00. The founder warrants will be identical to the warrants offered in the Proposed Public Offering, except that, (i) the founder warrants may be exercised on a cashless basis, while the warrants included in the units to be sold in the Proposed Public Offering cannot be exercised on a cashless basis, (ii) the founder warrants will not be redeemable by us so long as they are held by the purchasers or their affiliates and (iii) subject to certain limited exceptions, none of the founder warrants will be transferable or salable until the consummation of a business combination. The purchase price of these founder warrants will be added to the proceeds from the Proposed Public Offering to be held in the trust account pending the completion of an initial business combination. The private placement will result in an aggregate of $3,200,000 in net proceeds to the Company.

The holders of the Initial Shares of common stock issued, the Founder Warrants and the securities underlying the Founder Warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of these securities are entitled to make up to three demands that the Company register shares of common stock and warrants owned by them. However, the holders of these shares are not entitled to more than three such demands in the aggregate. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the shares are released from escrow. In addition, these holders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to such date. The Company will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by the Company.

6.    Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001, with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors. No shares of preferred stock are outstanding June 15, 2007.

7.    Commitments and Contingencies

The Company may issue an additional 1,500,000 units upon the exercise of a 45-day option granted to the underwriters to cover any over-allotments. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell over and above the 10,000,000 Units.

The Company is committed to pay the underwriters to the Proposed Public Offering a discount of $0.16 per unit sold or 1% of the proposed offering gross proceeds at closing. No discount or commissions will be payable to the underwriters with respect to the founder warrants to be purchased in the private placement.

Until                              , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$160,000,000

Brand and Services Acquisition Corp.

10,000,000 units

PROSPECTUS

ThinkEquity Partners LLC

                         , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this Registration Statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	7,767
NASD filing fee	25,800
Accounting fees and expense	100,000
Printing and engraving expenses	50,000
Legal fees and expenses	300,000
American Stock Exchange application and listing fees	70,000
Miscellaneous	95,433	(2)
Total	$650,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the Company will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 plus an income distribution processing fee of $250 for acting as trustee, approximately $4,800 for acting as transfer agent of the Company’s common stock, approximately $2,400 for acting as warrant agent for the registrant’s warrants and approximately $1,800 for acting as escrow agent.
(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Officers and directors.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

‘‘Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)   Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)   For purposes of this section, references to ‘‘the corporation’’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to ‘‘other enterprises’’ shall include employee benefit plans; references to ‘‘fines’’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to ‘‘serving at the request of the corporation’’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘‘not opposed to the best interests of the corporation’’ as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).’’

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

‘‘The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.’’

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

(a)    During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Name of Stockholder	Number of Shares
BCM Equity Partners LLC	2,875,000
NRC V, LLC	2,875,000
Total	5,750,000

Such shares were issued on June 14, 2007, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000, or $0.004 per share. No underwriting discounts or commissions were paid with respect to such sales.

In addition, our existing stockholders have committed to purchase from us 3,200,000 founder warrants at $1.00 per warrant (for an aggregate purchase price of $3,200,000). These purchases will take place on a private placement basis immediately prior to the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
1.2	Form of Selected Dealers Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation
3.2	By-laws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
5.1	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, PC*
10.1	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Director/Officer/Affiliate
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant
10.3	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer and Trust Company and the Existing Stockholders
10.4	Services Agreement between New River Capital Partners, LP and the Registrant
10.5	Promissory Note, dated May 31, 2007, issued to BCM Equity Partners LLC

Exhibit No.	Description
10.6	Promissory Note, dated June 7, 2007, issued to NRC V, LLC
10.7	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders
10.8	Form of Founder Warrant Purchase Agreement between the Registrant and BCM Equity Partners LLC and NRC V, LLC
14.1	Code of Conduct and Ethics*
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo, PC (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page of this Registration Statement)

*	To be filed by amendment

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C; each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as may be amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on July 2, 2007.

Brand and Services Acquisition Corp.
By: /s/ Michal Rapoport Michael Rapoport Chairman

POWER OF ATTORNEY

We the undersigned officers and directors of Brand and Services Acquisition Corp., hereby severally constitute and appoint Michael Rapoport and Thomas E. Aucamp, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael Rapoport	Chairman of the Board (principal executive officer and principal financial and accounting officer)	July 2, 2007

Michael Rapoport

/s/ Steven R. Berrard	Vice Chairman	July 2, 2007

Steven R. Berrard

/s/ Thomas E. Aucamp	President, Secretary and Director	July 2, 2007

Thomas E. Aucamp

/s/ Thomas C. Byrne	Director	July 2, 2007

Thomas C. Byrne

/s/ Philip Wagenheim	Director	July 2, 2007

Philip Wagenheim

/s/ Clifford W. Chapman, Jr.	Director	July 2, 2007

Clifford W. Chapman, Jr.